                                                                    Exhibit 23.5

                                    CONSENT



     The undersigned hereby consents to being named a nominee to become a member of the board of directors of Mediacom Communications Corporation ("Mediacom") upon the completion of Mediacom's public offering in Mediacom's Registration Statement on Form S-1 (File No.: 333-90879).



                                  /s/ William S. Morris III
                              ----------------------------------
                              Name:   William S. Morris III



Dated: December 20, 1999